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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

ROCHESTER MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCHESTER MEDICAL CORPORATION
One Rochester Medical Drive
Stewartville, Minnesota 55976
Telephone (507) 533-9600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 26, 2006

     The Annual Meeting of Shareholders of Rochester Medical Corporation (the “Company”) will be held on January 26, 2006, at 3:30 p.m. (Central Standard Time) in the Rochester Room, Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403 to consider and take action upon the following matters:

1. To elect five directors to serve until the next Annual Meeting of Shareholders.

2. To approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares authorized for issuance under such plan.

3. To act upon any other business that may properly come before the meeting and any adjournment thereof.
      The Board of Directors has fixed the close of business on December 5, 2005, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Anthony J. Conway
President and Secretary
Dated: December 22, 2005
      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCABILITY OF PROXY
RECORD DATE AND VOTING OF SECURITIES
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2005
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF 5-YEAR CUMULATIVE RETURN
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
INDEPENDENT AUDITOR MATTERS
PROPOSAL TWO: AMENDMENT OF 2001 STOCK INCENTIVE PLAN
Equity Compensation Plan Information As of September 30, 2005
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
SECTION 4. ELIGIBILITY.

ROCHESTER MEDICAL CORPORATION
One Rochester Medical Drive
Stewartville, Minnesota 55976
Telephone (507) 533-9600

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
January 26, 2006

SOLICITATION AND REVOCABILITY OF PROXY
      This Proxy Statement is furnished to the shareholders of Rochester Medical Corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of the enclosed proxy for use at the 2006 Annual Meeting of Shareholders of the Company to be held on Thursday, January 26, 2006, at 3:30 p.m. (Central Standard Time) in the Rochester Room, Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, or at any adjournment(s) thereof (the “2006 Annual Meeting”) for the purposes set forth in the Notice of Annual Meeting of Shareholders. The persons named as proxies in the enclosed form of proxy will vote the Common Stock according to the instructions given therein or, if no instruction is given, then in favor of all nominations and Proposals 2 and 3. A person giving a proxy may revoke it before it is exercised by delivering to the Secretary of the Company a written notice terminating the proxy’s authority or by duly executing a proxy bearing a later date. A shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.
      The Company will pay expenses for solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies personally, by telephone or by special letter. So far as the management of the Company is aware, only matters described in this Proxy Statement will be acted upon at the meeting. If another matter requiring a vote of shareholders properly comes before the meeting, the persons named as proxies in the enclosed proxy form will vote on such matter according to their judgment.
      A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2005, is being furnished to each shareholder with this Proxy Statement.
      The principal executive offices of the Company are located at One Rochester Medical Drive, Stewartville, Minnesota 55976. The approximate mailing date of this Proxy Statement and the accompanying form of proxy is December 22, 2005.
RECORD DATE AND VOTING OF SECURITIES
      The Common Stock of the Company, without par value, is the only authorized voting security of the Company. Only holders of the Company’s Common Stock whose names appear of record on the Company’s books on December 5, 2005, are entitled to receive notice of, and to vote at, the 2006 Annual Meeting. At the close of business on December 5, 2005, a total of 5,528,750 shares of Common Stock were outstanding, each entitled to one vote. The holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the 2006 Annual Meeting. If such quorum shall not be present or represented at the 2006 Annual Meeting, the shareholders present or represented at the 2006 Annual Meeting may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. Holders of Common Stock do not have cumulative voting rights.

PROPOSAL 1:
ELECTION OF DIRECTORS
Nominees
      The Board of Directors has nominated the persons named below for re-election to the Board of Directors at the 2006 Annual Meeting. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named in the table below except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the 2006 Annual Meeting is necessary to elect the nominees for director.

		Director
Name	Age	Since	Position

Anthony J. Conway	61	1988	Chairman of the Board, Chief Executive Officer, President and Secretary
Darnell L. Boehm	57	1995	Director
Peter R. Conway	51	1988	Director
Roger W. Schnobrich	75	1995	Director
Benson Smith	58	2001	Director
      Anthony J. Conway, a founder of the Company, has served as Chairman of the Board, Chief Executive Officer, President, and Secretary of the Company since May 1988, and was its Treasurer until September 1997. In addition to his duties as Chief Executive Officer, Mr. Anthony Conway actively contributes to the Company’s research and development and design activities. From 1979 to March 1988, he was President, Secretary and Treasurer of Arcon Corporation (“Arcon”), a company that he co-founded in 1979 to develop, manufacture and sell latex-based male external catheters and related medical devices. Prior to founding Arcon, Mr. Anthony Conway worked for twelve years for International Business Machines Corporation (“IBM”) in various research and development capacities. Mr. Anthony Conway is one of the named inventors on numerous patent applications that have been assigned to the Company, of which to date 19 have resulted in issued United States patents and 32 have resulted in issued foreign patents.
      Darnell L. Boehm has served as a Director of the Company since October 1995. Since 1986, Mr. Boehm has served as a Director of Aetrium, Inc., a manufacturer of electromechanical equipment for handling and testing semiconductors. From 1986 to 2000, Mr. Boehm also served as the Chief Financial Officer and Secretary of Aetrium. From August 1999 to January 2002, Mr. Boehm served as a Director of ALPNET, Inc., a supplier of multilingual information services including language translation, product localization and other services. He is also the principal of Darnell L. Boehm & Associates, a management consulting firm.
      Peter R. Conway has served as a Director of the Company since May 1988. He is a Director and the Chief Executive Officer of Halcon Corporation, a manufacturer of quality custom office furniture of which he was a co-founder in 1978. From 1979 to 1985 Mr. Peter Conway served as a director of Arcon.
      Roger W. Schnobrich has served as a director of the Company since October 1995. Mr. Schnobrich served as a partner and then of counsel with the law firm of Hinshaw & Culbertson from 1997 to September 2004. Prior to joining Hinshaw & Culbertson, Mr. Schnobrich was a partner in the law firm of Popham, Haik, Schnobrich and Kaufman Ltd. for more than five years. Since September 2004, Mr. Schnobrich has served as a principal of Waynorth, Ltd., a business consulting company.

      Benson Smith has served as a director of the Company since May 2001. Mr. Smith has been a lecturer for the Gallup organization since April 2000. Prior to joining the Gallup organization, Mr. Smith worked for several years with C.R. Bard, a company specializing in medical devices, serving most recently as President and Chief Operating Officer. In 1991, Mr. Smith was elected to the position of Group Vice President, responsible for C.R. Bard’s urological product group. He was promoted to the position of Executive Vice President in 1993 and became a member of C.R. Bard’s Board of Directors in 1994. Shortly thereafter, Mr. Smith was promoted to the position of President and Chief Operating Officer. Mr. Smith is also a director for Zoll Medical and Teleflex Inc.
      Messrs. Anthony J. Conway and Peter R. Conway are brothers.
      The Board of Directors recommends that the shareholders vote FOR the nominees named above as directors of the Company for the ensuing year.
Committees
      The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.
      The Audit Committee has oversight of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit function, the annual independent audit of the Company’s financial statements and legal compliance. Messrs. Boehm, Schnobrich and Smith are members of the Audit Committee, and all members are “independent” under applicable standards of The Nasdaq Stock Market and rules and regulations of the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Boehm is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. The Audit Committee met five times during the fiscal year ended September 30, 2005. The report of the Audit Committee is found on page 16 of this Proxy Statement.
      The Compensation Committee has power and authority to recommend compensation for the Company’s executive officers. Messrs. Boehm, Schnobrich and Smith are members of the Compensation Committee, and all members are “independent” under applicable standards of The Nasdaq Stock Market. The Compensation Committee met one time during the fiscal year ended September 30, 2005. The report of the Compensation Committee on executive compensation is found on page 13 of this Proxy Statement.
      In November 2004, the Board of Directors established a Nominating Committee, which is responsible for determining the selection criteria and qualifications of director nominees, as well as making recommendations to the Board of Directors regarding which nominees to submit for election at the next annual meeting of shareholders. Messrs. Boehm, Schnobrich and Smith are members of the Nominating Committee. All members are “independent” under applicable standards of The Nasdaq Stock Market. The Nominating Committee will consider director nominees recommended by shareholders. The process for receiving and evaluating these nominations is described below under the caption “Nominations.” The Nominating Committee performs its responsibilities under a Nominating Committee Charter, a copy of which is included in this Proxy Statement as Appendix A. The Nominating Committee did not meet during the fiscal year ended September 30, 2005.
Shareholder Communications with the Board of Directors
      Shareholders may communicate with the Company’s Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to: Rochester Medical Corporation, c/o Secretary, One Rochester Medical Drive, Stewartville, MN 55976. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

Nominations
      The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. In evaluating a candidate for nomination as a director of the Company, the Nominating Committee will consider criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.
      These general criteria are subject to modification and the Nominating Committee shall be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the Nominating Committee may deem appropriate or as required by applicable laws and regulations.
      The Nominating Committee will consider qualified candidates for possible nomination that are submitted by the Company’s shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Secretary at One Rochester Medical Drive, Stewartville, Minnesota 55976: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.
      The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the Company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
      No candidates for director nominations were submitted to the Nominating Committee by any shareholder in connection with the 2005 Annual Meeting.
Meeting Attendance
      During the fiscal year ended September 30, 2005, the Board of Directors met on one occasion.
      Except for Mr. Peter Conway, no director of the Company attended fewer than 75% of all board and committee meetings during the fiscal year ended September 30, 2005.
      The Company encourages, but does not require, its Board members to attend the annual meeting of shareholders. All directors attended the Company’s 2005 Annual Meeting of Shareholders.
Compensation of Directors
      No director who is also an employee of the Company receives any separate compensation for services as a director. Each non-employee director currently receives $1,000 per meeting attended in person and $500 per meeting in which the director participates by telephone. Non-employee directors also receive reimbursement of out-of-pocket expenses incurred with respect to their duties as board or committee members.
      Non-employee directors can also each receive stock options under the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). Each grant has the following terms: (1) the exercise price is equal to the fair market value (as defined in the 2001 Plan) of the Common Stock on the date of grant; (2) the exercise price is payable upon exercise in cash or in Common Stock held at least six months, (3) the term of the option is 10 years, (4) the option is immediately exercisable and (5) the option expires if not exercised within twelve months (i) after the optionee ceases to serve as a Director or (ii) following the optionee’s death.
      Messrs. Darnell Boehm, Roger W. Schnobrich, Peter R. Conway and Benson Smith are the only non-employee Directors of the Company and therefore the only Directors eligible to receive the compensation described above. On January 2, 2005, Messrs. Boehm, Schnobrich, Smith and Peter Conway each received an option to purchase 5,000 shares of Common Stock.
Executive Officers
      In addition to its chief executive officer who also is a director of the Company, the Company employs the following executive officers:

Name	Age	Position

David A. Jonas	41	Chief Financial Officer and Treasurer
Philip J. Conway	49	Vice President, Production Technologies
Dara Lynn Horner	47	Vice President, Marketing
Martyn R. Sholtis	46	Corporate Vice President
      David A. Jonas has served as the Company’s Treasurer since November 2000 and as its Chief Financial Officer since May 2001. From June 1, 1998 until May 2001, Mr. Jonas served as the Company’s Controller. From August 1999 until October 2001, Mr. Jonas served as the Company’s Director of Operations and had principal responsibility for the Company’s operational activities. Since November 2000, Mr. Jonas has also had principal responsibility for the Company’s financial activities. Prior to joining the Company, Mr. Jonas was employed in various financial, financial management and operational management positions with Polaris Industries, Inc. from January 1989 to June 1998. Mr. Jonas holds a BS degree in Accounting from the University of Minnesota and is a certified public accountant.
      Philip J. Conway, a founder of the Company, has served as Vice President of Production Technologies of the Company since August 1999. From 1988 to July 1999, Mr. Philip Conway served as Vice President of Operations of the Company. Mr. Philip Conway is responsible for plant design as well as new product and production processes, research, design and development activities. Since November 2001, he has had primary responsibility for the Company’s operational activities. From 1979 to March 1988, Mr. Philip Conway served as Plant and Production Manager of Arcon, a company that he co-founded. Prior to joining Arcon, Mr. Philip Conway was employed in a production supervisory capacity by AFC Corp., a manufacturer and fabricator of fiberglass, plastics and other composite materials. He is one of the named inventors on numerous patent applications that have been assigned to the Company, of which to date 19 have resulted in issued United States patents and 32 have resulted in issued foreign patents.
      Dara Lynn Horner joined the Company in November 1998 and serves as the Company’s Vice President of Marketing. From November 1998 until November 1999, Ms. Horner served as Marketing Director for the Company’s FemSoft Insert product line. Ms. Horner has principal responsibility for management of the

Company’s marketing activities. From 1990 until joining the Company in 1998, Ms. Horner was employed by Lake Region Manufacturing, Inc., a medical device manufacturer, most recently as Marketing Director.
      Martyn R. Sholtis joined the Company in April 1992 and serves as the Company’s Corporate Vice President. Mr. Sholtis is responsible for all sales and for corporate business development activities. From 1985 to 1992 Mr. Sholtis was employed by Sherwood Medical, a company that manufactured and sold a variety of disposable medical products including urological catheters, most recently as Regional Sales Manager for the Nursing Care Division.
      The Company’s executive officers are employed pursuant to annually renewing employment agreements which continue until terminated by either the Company or the employee. Under each respective agreement, employment continues unless terminated by the employee or by the Company. Each such agreement contains confidentiality and assignment of invention provisions benefiting the Company, and the employment agreement with Mr. Conway also contains non-competition provisions benefiting the Company.
Change in Control Agreements
      The Compensation Committee of the Board authorized change in control agreements with Philip J. Conway, Vice President of Production Technologies, on December 1, 1998, and with Anthony J. Conway, President and Chief Executive Officer, Dara Lynn Horner, Vice President of Marketing, David A. Jonas, Chief Financial Officer, and Martyn R. Sholtis, Corporate Vice President, on November 21, 2000. The Compensation Committee and the Board believe that the arrangements are appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction if a change in control of the Company is proposed. The Compensation Committee and the Board believe that it is important, should the Company or its shareholders receive a proposal for transfer of control of the Company, that management be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other actions regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of management’s own personal situation.
      The change in control agreements, which are substantially the same for each individual, provide that each employee agrees to continue employment with the Company following a Change in Control (as defined), unless such employment is terminated because of death, disability or by the employee for Good Reason (as defined). If a Change in Control occurs and the individual remains employed by the Company for twelve months following such Change in Control, then the individual will be entitled to receive a payment equal to 2.5 times such individual’s earned compensation (salary plus cash bonuses) during the 12 month period. If an individual’s employment is terminated within twelve months following a Change in Control by the Company without Cause (as defined) or by the individual for Good Reason, then the individual will be entitled to receive a payment equal to 2.5 times such individual’s earned compensation during the one year period prior to the date of the Change in Control. In either case, payments to an individual are subject to excess payment limitations, such that the amounts payable under such individual’s agreement shall be reduced until no portion of the total payments by the Company to such individual as a result of the change in control (including the value of accelerated vesting of stock options) will not be deductible solely as a result of Section 280G of the Internal Revenue Code of 1986, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth information concerning beneficial ownership of the Common Stock of the Company by each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock as of November 1, 2005, except as noted below. Unless otherwise noted, shares are subject to the sole voting and investment power of the indicated person.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership(#)	Percent of Class

R. Scott Asen(1)	430,088	7.8%
Asen and Co. 224 East 49th Street New York, NY 10017
Neil Gagnon(2)	423,847	7.7%
1370 Avenue of the Americas, Suite 2002 New York, NY 10019
Townsend Group Investments, Inc.(3)	372,072	6.7%
22601 Pacific Coast Highway, Suite 200 Malibu, CA 90265

(1)	We have relied upon information supplied by R. Scott Asen in a Schedule 13G/ A filed by Mr. Asen with the SEC on February 4, 2005. Mr. Asen directly owns 395,088 shares of Common Stock and has sole voting and investment power with respect to these shares. Mr. Asen is the President of Asen and Co., which provides certain advisory services to accounts (the “Managed Accounts”) that own 35,000 shares of Common Stock. Mr. Asen has shared voting and investment power with respect to the shares owned by the Managed Accounts. Mr. Asen may be deemed to beneficially own the shares held by the Managed Accounts, but Mr. Asen disclaims beneficial ownership of such shares.

(2)	We have relied upon information supplied by Neil Gagnon in a Schedule 13G/ A filed by Neil Gagnon with the SEC on January 25, 2005, reporting beneficial ownership data as of December 31, 2004. As of that date, Mr. Gagnon held 423,847 shares of Common Stock, which amount includes (i) 80,665 shares beneficially owned by Mr. Gagnon over which he has sole voting and sole dispositive power; (ii) 1,555 shares beneficially owned by Mr. Gagnon over which he has sole voting and shared dispositive power; (iii) 40,985 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which Mr. Gagnon has shared voting and shared dispositive power; (iv) 365 shares beneficially owned by Mr. Gagnon and Mrs. Gagnon as Joint Tenants with Rights of Survivorship, over which he has shared voting and shared dispositive power; (v) 15,990 shares held by the Lois E. and Neil E. Gagnon Foundation (the “Foundation”), of which Mr. Gagnon is a trustee and over which Mr. Gagnon has shared voting and shared dispositive power; (vi) 14,770 shares held by the Gagnon Family Limited Partnership (the “Partnership”) of which Mr. Gagnon is a partner and over which Mr. Gagnon has shared voting and shared dispositive power; (vii) 11,525 shares held by the Gagnon Grandchildren Trust (the “Trust”) over which Mr. Gagnon has shared dispositive but no voting power; (viii) 45,282 shares held by a hedge fund (of which Mr. Gagnon is the principal) over which Mr. Gagnon has sole dispositive and sole voting power; (ix) 530 shares held by the Gagnon Securities LLC P/ S Plan (the “Plan”) (of which Mr. Gagnon is a Trustee) over which Mr. Gagnon has sole dispositive and sole voting power; and (x) 212,180 shares held for certain customers of Gagnon Securities LLC (of which Mr. Gagnon is the Managing Member and the principal owner) over which shares Mr. Gagnon has shared dispositive but no voting power.

(3)	We have relied upon information supplied by Townsend Group Investments, Inc. (“Townsend”) in a Schedule 13G/ A filed by Townsend with the SEC on January 12, 2005, reporting beneficial ownership data as of December 31, 2004. As of that date, Townsend held sole voting and investment power with respect to 44,200 shares of Common Stock, and shared voting and investment power with respect to 327,872 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table sets forth, as of November 1, 2005, certain information with respect to the beneficial ownership of the Common Stock of the Company by each director, each executive officer named in the “Summary Compensation Table” below and all directors and executive officers as a group. Unless otherwise noted, shares are subject to the sole voting and investment power of the indicated person.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership(1)	Percent of Class

Anthony J. Conway(2),(3),(4)	593,150	10.5%
Peter R. Conway(3),(5)	429,104	7.7%
Philip J. Conway(2),(3),(6)	325,800	5.8%
David A. Jonas(2),(7)	75,000	1.3%
Dara Lynn Horner(2),(8)	73,750	1.3%
Darnell L. Boehm(9)	68,800	1.3%
Roger W. Schnobrich(10)	65,500	1.2%
Martyn R. Sholtis(2),(11)	60,000	1.1%
Benson Smith(12)	38,000	*
All officers and directors as a group (9 persons)(13)	1,730,654	28.2%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of November 1, 2005 are deemed to be outstanding for the purpose of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of each executive officer of the Company is One Rochester Medical Drive, Stewartville, Minnesota 55976.

(3)	Messrs. Anthony J. Conway, Peter R. Conway and Philip J. Conway are brothers.

(4)	Includes 118,000 shares issuable upon exercise of currently outstanding options at prices ranging from of $4.33 to $17.25 per share. Also includes 39,300 shares held by his wife and 100 shares held by his son, as to which he disclaims beneficial ownership.

(5)	Includes 53,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $20.00 per share. Mr. Peter R. Conway’s address is Route 1, Box 1575, Chatfield, Minnesota 55923.

(6)	Includes 76,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $17.25 per share. Also includes 4,800 shares held in an IRA for the benefit of Mr. Philip J. Conway’s wife, as to which he disclaims beneficial ownership.

(7)	Includes 74,250 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $14.75 per share.

(8)	Includes 73,750 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $13.875 per share.

(9)	Includes 53,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $20.00 per share. Also includes 800 shares held for the benefit of minor children. Mr. Boehm’s address is 19330 Bardsley Place, Monument, Colorado 80132.

(10)	Includes 53,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $20.00 per share. Also includes 12,000 shares held in an IRA for the benefit of Mr. Schnobrich. Mr. Schnobrich’s address is 530 Waycliffe N., Wayzata, Minnesota 55391.

(11)	Includes 60,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $15.375 per share. Also includes 2,050 shares held indirectly by Mr. Sholtis’ mother and also includes 3,490 shares held indirectly for the benefit of his wife.

(12)	Includes 38,000 shares issuable upon exercise of currently outstanding options at prices ranging from $5.50 to $9.25 per share. Mr. Smith’s address is 3028 Castle Pines Drive, Duluth, Georgia 30097.

(13)	Includes 599,000 shares issuable upon exercise of currently outstanding options at prices ranging from $4.33 to $20.00.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
      Executive compensation is determined by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of independent, outside directors. The following information sets forth the compensation paid by the Company for services rendered during the three fiscal years ended September 30, 2005 for the Company’s Chief Executive Officer and for each of the other four most highly compensated executive officers during fiscal 2005.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
		Annual
		Compensation(1)		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Options/SAR’s(#)	Compensation($)

Anthony J. Conway	2005	$207,308	$31,188	20,000	—
Chief Executive Officer	2004	202,967	20,358	8,000	—
and President	2003	181,438	73,465	8,000	—
David A. Jonas	2005	152,417	16,385	20,000	—
Chief Financial Officer	2004	146,077	10,476	7,000	—
and Treasurer	2003	128,250	37,092	5,000	—
Martyn R. Sholtis	2005	155,481	16,708	15,000	—
Corporate Vice President	2004	154,379	5,488	6,000	—
	2003	140,250	48,601	5,000	—
Philip J. Conway	2005	146,139	15,702	15,000	—
Vice President,	2004	142,985	10,235	6,000	—
Production Technologies	2003	129,750	37,526	5,000	—
Dara Lynn Horner	2005	139,933	15,037	15,000	—
Vice President,	2004	138,254	9,883	5,000	—
Marketing	2003	127,977	36,442	5,000	—

(1)	With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2)	Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of the fiscal year.

      The following table sets forth information with respect to options granted to the Company’s named executive officers during the fiscal year ended September 30, 2005:
OPTION GRANTS IN FISCAL YEAR 2005

						Potential Realizable
	Individual Grantee					Value at Assumed
						Annual Rates of Stock
			Percent of Total			Price Appreciation for
			Options Granted to	Exercise		Option Term(1)
	Options		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)(2)	Date(3)	5%	10%

Anthony J. Conway	20,000	(3)	19%	$9.40	1/1/15	$118,232	$299,624
Chief Executive Officer and President
David A. Jonas	20,000	(3)	19%	9.40	1/1/15	118,232	299,624
Chief Financial Officer and Treasurer
Martyn R. Sholtis	15,000	(3)	14%	9.40	1/1/15	88,674	224,718
Corporate Vice President
Philip J. Conway	15,000	(3)	14%	9.40	1/1/15	88,674	224,718
Vice President, Production Technologies
Dara Lynn Horner	15,000	(3)	14%	9.40	1/1/15	88,674	224,718
Vice President, Marketing

(1)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten year option term. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation. There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.

(2)	The exercise price of each option is equal to the market value of the Common Stock on the date of grant. The exercise price is payable in cash, or, at the discretion of the Stock Option Committee, in Common Stock of the Company already owned by the optionee or by promissory note acceptable to the Company.

(3)	The option vests and becomes exercisable for the option shares in four equal, successive annual installments. The option is subject to earlier termination in the event of optionee’s cessation of service with the Company.

      The following table sets forth information with respect to the value of options held by the named executive officers as of September 30, 2005 and exercised during the fiscal year ended September 30, 2005:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

					Value of Unexercised
			Number of Unexercised		In-the-Money
			Options at		Options at
	Shares		September 30, 2005		September 30, 2005(1)
Name and Principal	Acquired	Value
Position	on Exercise	Realized$(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony J. Conway	0	0	114,250	33,750	$239,630	$24,100
Chief Executive Officer and President
David A. Jonas	0	0	71,750	30,250	$176,900	$16,030
Chief Financial Officer and Treasurer
Martyn R. Sholtis	0	0	57,500	24,500	$130,050	$15,940
Corporate Vice President
Philip J. Conway	0	0	73,500	24,500	$157,615	$15,940
Vice President, Production Technologies
Dara Lynn Horner	0	0	71,250	23,750	$140,307	$15,850
Vice President, Marketing

(1)	An in-the-money option is an option which has an exercise price for the Common Stock which is lower than the fair market value of the Common Stock on a specified date. The fair market value of the Company’s Common Stock at September 30, 2005 was $9.37 per share.

(2)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Company’s Compensation Committee (the “Committee”) was established in 1995 and is composed entirely of independent, outside members of the Company’s Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program and assesses the effectiveness and competitiveness of the overall program.
      Rochester Medical’s executive compensation program is designed to accomplish several goals, including:

•	To attract, retain, and motivate employees of outstanding ability.

•	To link changes in employee compensation to individual and corporate performance.

•	To align the interests of management with the interests of the Company’s shareholders.
Key Provisions of the Executive Compensation Program
      The Company’s executive compensation program consists of three components: base salary, annual incentive bonus, and long-term incentives in the form of stock options. The program includes a strong link between pay and performance by emphasizing variable components of the program through annual incentive bonus and stock options. The annual incentive bonus is an integral part of the program, providing a means for total executive compensation to adjust from the low to middle range of compensation for comparable-sized manufacturing companies as appropriate based on the individual’s and the Company’s performance. In the past, the Company has typically paid a portion of the available annual incentive bonus to each executive, which has generally resulted in total executive compensation falling within the midrange of compensation at comparable companies.
Base Salary
      The Committee determines base salaries for executive officers on the basis of a number of factors, including an assessment of competitive compensation levels for similar-size publicly held manufacturing companies performed by an independent consulting firm, the Company’s financial condition, any changes in job responsibilities, and the performance of each executive. Executive officer base salaries generally are set to correspond to the midrange of base salaries at comparable companies.
Annual Incentive Bonus
      Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their salaries under the Company’s bonus plan. At the beginning of each fiscal year, the Company establishes bonus payout targets that are designed to bring the level of total annual cash compensation (base salary plus annual incentive bonus) within the competitive ranges for comparable positions at similar-size publicly held manufacturing companies. The total potential bonus for each executive is based upon performance objectives as appropriate for that executive’s area of responsibility. These objectives include financial performance of the Company and individual performance objectives. The results from the respective areas of responsibility for each executive are evaluated against financial and individual performance objectives, to determine a payout level as a percentage of the annual incentive target. In recent years, the target levels for incentive payouts have generally averaged 25-35% of the executives’ base salary. In fiscal 2005, actual bonuses ranged from 10.7% to 15.0% of base salary.

Long-Term Incentive (Stock Options)
      Generally, the Company awards stock options to executive officers on an annual basis. Each grant is designed to align the interests of executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Awards to specific employees, including the Chief Executive Officer, are made on the basis of each employee’s job responsibilities and recommendations of the executive officers of the Company concerning the individual’s contributions (both historical and potential) to the success of the Company, without regard to prior awards of stock option grants.
Compensation of Chief Executive Officer
      Mr. Conway is a founder of the Company and has served as its Chief Executive Officer and Chairman of the Board since its incorporation in 1988. Mr. Conway’s base salary and annual incentive bonus are set by the Committee using the same policies and criteria used for other executive officers. In setting Mr. Conway’s salary for fiscal 2005, the Committee considered competitive information for similar sized manufacturing companies provided by an independent compensation consultant and the Company’s financial performance. Mr. Conway is currently paid a base salary and bonus, which has been set by the Committee in the low to midrange of comparable competitive compensation data. As a result of the comparison of the Company’s performance with its targeted performance in fiscal 2005, Mr. Conway received a bonus equal to 43% of his target bonus level of 35% of base salary, which resulted in a bonus of 15% of base salary in fiscal 2005.
Tax Limitation
      As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company’s executive officers for the 2006 fiscal year will exceed the $1 million limit per officer. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company believes the total compensation granted to its executives, including options, is less than the $1 million limit per officer and that, in any case, stock options granted to its executives qualify for the performance-based exception to the deduction limit. However, there can be no assurance that the options will so qualify. In addition, future amendments to the Company’s 2001 Stock Incentive Plan may be necessary to preserve such qualification in the future.
      The cash compensation paid to the Company’s executive officers for the fiscal 2005 year did not exceed the $1 million dollar limit per officer, nor is the cash compensation to be paid to the Company’s executive officers for the 2006 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million dollar limitation, the Compensation Committee has decided not to take action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million dollar level.

Submitted By the Compensation Committee
of the Board of Directors

Roger W. Schnobrich
Darnell L. Boehm
Benson Smith

Stock Performance Graph
      The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Market Index and the Hemscott Group Medical Instruments and Supplies Index (“MG Index”) during the five fiscal years ended September 30, 2005. The comparison assumes $100 was invested on September 29, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.
COMPARISON OF 5-YEAR CUMULATIVE RETURN
ASSUMES $100 INVESTED ON SEPTEMBER 29, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2005

	2000	2001	2002	2003	2004	2005

ROCHESTER MEDICAL CORP.	$100.00	75.77	96.51	183.84	146.61	152.98

HEMSCOTT GROUP INDEX	$100.00	102.30	83.35	115.20	149.57	165.08

NASDAQ MARKET INDEX	$100.00	40.97	32.96	50.52	53.56	60.93

Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee is a former officer or employee of the Company or any of its subsidiaries.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors consists of three independent, non-employee directors in accordance with the applicable independence standards of The Nasdaq Stock Market. In addition, the Company’s Board of Directors has determined that Darnell L. Boehm is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission.
      The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls. The Audit Committee met five times during the past fiscal year and performed its responsibilities under an Audit Committee Charter, a copy of which is included in this Proxy Statement as Appendix B. The Audit Committee has the sole authority to appoint, terminate or replace the Company’s independent auditors. The independent auditors report directly to the Audit Committee.
      The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.
      The Audit Committee has received the written disclosures and the letter from our independent accountants, McGladrey & Pullen, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, and the Audit Committee discussed with the independent auditors the audit firm’s independence. The Audit Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors’ independence.
      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Submitted By the Audit Committee
of the Board of Directors

Darnell L. Boehm
Roger W. Schnobrich
Benson Smith

CERTAIN TRANSACTIONS
      No director or executive officer of the Company was indebted to the Company during fiscal year 2005. The brother-in-law of the CEO and President, the Vice President of Production Technologies and a member of the board of directors of the Company, has performed legal services for the Company. During the years ended September 30, 2005, 2004 and 2003, the Company incurred legal fees and expenses of approximately $32,000, $60,000 and $19,000, respectively, to such counsel for services rendered in connection with litigation and for general legal services. The Company believes the fees paid for the services rendered to the Company were on terms at least as favorable to the Company as could have been obtained from an unrelated party. There were no other related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.
COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were properly met.
INDEPENDENT AUDITOR MATTERS
      On June 21, 2005, the Audit Committee of the Board of Directors, after a review of proposals for audit services from several public accountants, determined to engage McGladrey & Pullen LLP as independent registered public accounting firm of the Company for the fiscal year commencing October 1, 2004 and ending September 30, 2005. Ernst & Young LLP (“Ernst & Young”), the Company’s prior independent registered public accounting firm, was dismissed by the Audit Committee of the Board of Directors of the Company as of June 21, 2005.
      In connection with the audits of the two fiscal years ended September 30, 2004, and the subsequent interim period through June 21, 2005, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference in connection with their opinion to the subject matter of the disagreement.
      There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years of the Company ended September 30, 2004, or the subsequent interim period through June 21, 2005.
      The audit reports of Ernst & Young on the Company’s consolidated financial statements as of and for the years ended September 30, 2004 and September 30, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Company provided Ernst & Young LLP with a copy of the foregoing disclosures. A letter from Ernst & Young LLP dated June 23, 2005 is attached as an exhibit to the Company’s Annual Report on Form 10-K, stating its agreement with such statements.
      During the Company’s two most recent fiscal years and the subsequent interim period through June 21, 2005, the Company did not consult with McGladrey & Pullen LLP regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
      The Audit Committee has selected McGladrey & Pullen, LLP as independent public accountants for the Company for the fiscal year ending September 30, 2006. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.
Independent Auditors Fees
      The aggregate fees billed to the Company for fiscal year 2004 by Ernst & Young LLP and 2005 by McGladrey & Pullen, LLP and by Ernst & Young LLP, the Company’s independent auditors, are as follows:

	E&Y 2005	McG 2005	Total 2005	Fiscal 2004

Audit Fees	$13,000	$64,750	$77,750	$89,019
Audit Related Fees	—	10,110	10,110	10,300
Tax Fees	5,000	11,700	16,700	18,155
Other Fees	—	9,750	9,750	—

Total Fees	$18,000	$96,310	$114,310	$117,474
      Audit Fees include audit of the Company’s financial statements for the fiscal years ended September 30, 2005 and 2004 and reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during those fiscal years. Audit Related Fees include primarily benefit plan audits. Tax Fees include primarily tax returns, advice and planning.
Audit Committee Pre-Approval Policies and Procedures
      The Audit Committee’s policies and procedures require pre-approval for all audit services and non-audit services exceeding $20,000 to be provided by the Company’s independent auditors. The Audit Committee approved all of the services performed by Ernst & Young LLP and McGladrey & Pullen, LLP during fiscal 2005.
PROPOSAL TWO:
AMENDMENT OF 2001 STOCK INCENTIVE PLAN
      The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s 2001 Stock Incentive Plan (the “Stock Incentive Plan”) to increase the number of shares of Common Stock available for issuance thereunder from 500,000 shares to 1,000,000 shares. As of December 5, 2005, the Company had remaining 37,500 shares available for option grants pursuant to the Stock Incentive Plan. The Board of Directors believes that the Stock Incentive Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Incentive Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Incentive Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Incentive Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.
      The Stock Incentive Plan was approved by the Board of Directors and approved by the Company’s shareholders in February 2001. The Board of Directors may amend or discontinue the Stock Incentive Plan at any time, provided, however, without the approval of the shareholders of the Company, no such amendment or discontinuation shall be made that, absent such approval, (i) would violate the rules or regulations of any securities exchange that are applicable to the Company, or (ii) would cause the Company to be unable, under the Internal Revenue Code of 1986, as amended (the “Code”), to grant incentive stock options under the Stock Incentive Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Incentive Plan without the consent of the holder of the option.
      Pursuant to the Stock Incentive Plan, executive officers, other full or part-time employees, directors, consultants or independent contractors of the Company may receive options to purchase Common Stock. The Stock Incentive Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify for preferential tax treatment under Section 422 of the Code, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Incentive Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Incentive Plan also provides for grants of restricted stock awards. The Stock Incentive Plan is administered by the Compensation Committee.
      The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Incentive Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the “employer”). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.
      The tax consequences of restricted stock awards are governed by Section 83 of the Code. At the time an award is granted, a recipient will not recognize any taxable income. At the time an award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award, but only if the Corporation properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

      Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer’s deduction may be determined as of such date.
      As of December 5, 2005, there were outstanding options to purchase an aggregate of 412,500 shares of Common Stock under the Stock Incentive Plan, including outstanding options granted to executive officers as follows: Anthony J. Conway (76,000); David A. Jonas (62,000); Martyn R. Sholtis (46,000); Philip J. Conway (58,000); and Dara Lynn Horner (45,000). Future grants of options and awards to executive officers and other employees under the Stock Incentive Plan are not determinable.
Equity Compensation Plan Information As of September 30, 2005

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,017,000	$8.83	31,250
Equity compensation plans not approved by security holders(2)	6,000	$10.125	44,000
Total	1,023,000	$8.84	75,250

(1)	Includes shares issuable under the Company’s 1991 Stock Option Plan and 2001 Stock Incentive Plan.

(2)	Includes shares issuable to persons other than full-time officers or employees of the Company pursuant to the exercise of stock options granted under the Company’s 1995 Non-Statutory Stock Option Plan that do not qualify as “incentive stock options” within the meaning of Section 422 of the Code.
      The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Incentive Plan.
The Board of Directors recommends a vote FOR the amendment to the 2001 Stock Incentive Plan.
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
      Proposals of shareholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting and included in the proxy statement and form of proxy relating to that meeting must be received no later than August 24, 2006. If the Company does not receive notice of any matter that is to come before the stockholders at the 2007 Annual Meeting prior to November 7, 2006, the proxy for the 2007 Annual Meeting may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented.

ADDITIONAL INFORMATION
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation, the preceding Company Stock Performance Graph and the preceding Audit Committee Report are not to be incorporated by reference into any such filings; nor are such Reports or Graph to be incorporated by reference into any future filings.
      A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2005 is furnished with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission is available without charge upon written request to Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN 55976, to the attention of David A. Jonas, Chief Financial Officer.
      Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.

By Order of the Board of Directors

Anthony J. Conway
President
Dated: December 22, 2005

Appendix A
Rochester Medical Corporation
Charter of the Nominating Committee of the Board of Directors
November 18, 2004
PURPOSE
      The purpose of the Nominating Committee is to identify and recommend individuals qualified to become members of the Board of Directors.
MEMBERSHIP
      The Committee will consist of two or more members of the Board appointed from time to time by the Board. The Committee will consist solely of directors who meet the independence requirements of The Nasdaq Stock Market (“Nasdaq”). The term of appointment of each Committee member is at the discretion of the Board.
DUTIES AND RESPONSIBILITIES
      The Committee will:

1. develop qualification criteria for Board members (considering goals for Board composition and individual qualifications) and evaluate potential candidates in accordance with established criteria;

2. review, consider and respond to director nominations or recommendations submitted in writing by the company’s shareholders;

3. recommend to the Board a slate of candidates for presentation to the shareholders at each annual meeting of shareholders and one or more nominees for each vacancy on the Board that occurs between annual meetings of shareholders; and

4. review and reassess periodically the adequacy of this Charter and recommend any proposed changes to the Board for approval.
MEETINGS
      The Committee will meet once annually, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business.
RESOURCES AND AUTHORITY
      The Committee will have the resources and authority appropriate to discharge its responsibilities, including the authority to use internal personnel and to engage external search firms to identify director candidates, and will have sole authority to retain and terminate any such search firm and to approve the fees and other retention terms related to the appointment of such firm.
      The Committee will have the authority to obtain advice and assistance from legal, accounting or other advisors.
      The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.
ADOPTION OF CHARTER
      This Charter was originally adopted by the Board of Directors on November 18, 2004.

A-1

Appendix B
Rochester Medical Corporation
Charter of the Audit Committee of the Board of Directors
December 14, 2005

I.	Audit Committee Purpose
      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.
      The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II.	Audit Committee Composition and Meetings
      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).
      Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at each meeting with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures
      1. Review the Company’s annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.
      2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.
      3. Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.
      4. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

Independent Auditors
      5. The Company’s independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.
      6. Approve the fees and other significant compensation to be paid to the independent auditors.
      7. Approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.
      8. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence

Standards Board Standard 1 (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.
      9. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).
      10. Obtain from the independent auditors assurance that Section 10A of the Securities and Exchange Act has not been implicated.
      11. Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function and Legal Compliance
      12. Review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.
      13. Approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.
      14. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.
      15. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
      16. Annually prepare the report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
      17. Review and approve all related-party transactions.
      18. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.
      19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

ANNEX A
ROCHESTER MEDICAL CORPORATION
2001 STOCK INCENTIVE PLAN
(as amended January 26, 2006)
SECTION 1. PURPOSE OF THE PLAN.
     This Plan shall be known as the “Rochester Medical Corporation 2001 Stock Incentive Plan” and is hereinafter referred to as the “Plan.” The purpose of this Plan is to promote the interests of the Company and its shareholders by aiding in maintaining and developing employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of Rochester Medical Corporation, a Minnesota corporation (the “Company”), to offer such persons additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or options which do not qualify as Incentive Stock Options.
SECTION 2. STOCK SUBJECT TO THE PLAN.
     (a) Subject to adjustment as provided in Section 11, the maximum number of shares granted as shares on which options may be exercised under this Plan shall be 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), and the maximum number of Shares available for granting Incentive Stock Options under this Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 11 and subject to the provisions of Section 422 or 424 of the Code or any successor provision. The Shares shall be authorized but unissued shares of Common Stock. If an option or restricted stock grant under this Plan expires or for any reason is terminated or expires unexercised with respect to any Shares, such Shares shall again be available for options or restricted stock awards thereafter granted during the term of this Plan.
     (b) No person may be granted any award or awards under this Plan, the value of which is based solely on an increase in the value of the Shares after the date of grant, for more than 50,000 Shares (subject to adjustment as provided for in Section 11) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any award or awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
SECTION 3. ADMINISTRATION OF PLAN.
     (a) This Plan shall be administered by the Board of Directors of the Company or a committee of two or more directors of the Company. The members of such committee shall be appointed by and serve at the pleasure of the Board of Directors. Such committee shall consist of not less than that number of directors that shall be required to permit options or restricted stock granted under this Plan to qualify under Rule 16b-3 (or any successor rule or regulation) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of whom shall be a “Non-Employee Director” within the meaning of such Rule. If the Company is subject to Section 162(m) of the Code, the Company expects to have this Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of such Section and each member of such Committee shall be an “outside director” within the meaning of such Section. If any such committee is established, the Board of Directors may, at any time and from time to time, without any further action of such committee, exercise the powers and duties of such committee under this Plan. The group administering this Plan at any time shall be referred to herein as the “Committee.”
     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, (i) to determine the persons to whom and the time or times at which options shall be granted and the number of Shares to be subject to each option, (ii) to determine the purchase price of the Shares covered by each option, (iii) to determine the terms and conditions of each option, (iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the holder of the option, (vi) to interpret this Plan, (vii) to prescribe, amend and rescind rules and regulations relating to this Plan, (viii) to determine the terms and provisions of each option agreement with respect to options granted under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of this Plan, subject to the exclusive authority of the Board of Directors under Section 13 to amend or terminate this Plan. The Committee’s determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.
     (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination that is set forth in a written document and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.
SECTION 4. ELIGIBILITY.
     Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called “subsidiaries”) that qualify as “subsidiary corporations” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Full and part-time employees of the Company and its subsidiaries, members of the Board of Directors of the Company or one of its subsidiaries who are not also employees thereof, and consultants or independent contractors providing valuable services to the Company or one of its subsidiaries who are not

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also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options and to receive grants of restricted stock. In determining the persons to whom options or restricted stock grants shall be granted and the number of Shares subject to each option or grant, the Committee may take into account the nature of services rendered by the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or restricted stock grant under this Plan may be granted additional options or restricted stock grants under this Plan if the Committee shall so determine; provided, however, that to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations described in Section 424(e) or 424(f) of the Code) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options.
SECTION 5. OPTION GRANTS.
     (a) Subject to the provisions of Section 8, the option price for all Incentive Stock options granted under this Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Shares at the date of granting of such option. The option price for options granted under this Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under this Plan, the fair market value of the Shares shall be as reasonably determined by the Committee. If on the date of grant of any option granted under this Plan, the Shares are not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 6 and in connection therewith shall take such action as it deems necessary or advisable.
     (b) Each option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under this Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of granting of such option and the term of options granted under this Plan which do not qualify as Incentive Stock Options may not extend more than ten (10) years from the date of granting of such option.
     (c) Options shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
     (d) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
     (A) The aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.

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     (B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders of the Company.
     (C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.
     (D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a participant who, at the time such option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
     (E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
SECTION 6. OPTION EXERCISE.
     (a) The Committee shall have full and complete authority to determine whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.
     (b) The exercise of any option granted hereunder shall only be effective at such time that the sale of Shares pursuant to such exercise will not violate any applicable domestic or foreign securities or other laws.
     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivery of the optionee’s promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (ii) by delivering certificates for shares of Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the Shares, or (iii) any combination of cash, promissory notes and shares of

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Common Stock; provided, however, that an optionee shall not be entitled to tender shares of Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such tendered shares of Common Stock shall be determined as provided in Section 6. Until such person has been issued a certificate or certificates for the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.
SECTION 7. ADDITIONAL RESTRICTIONS.
     All Shares or other securities delivered under this Plan pursuant to any option or restricted stock grant or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under this Plan, applicable federal or state securities laws and regulatory requirements, which restrictions shall be contained in the agreement relating to the option or restricted stock grant. The Committee shall cause appropriate entries to be made or legends to be affixed to certificates representing the Shares to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an option or restricted stock grant unless and until such Shares or other securities have been admitted for trading on such securities exchange.
SECTION 8. TEN PERCENT SHAREHOLDER RULE.
     Notwithstanding any other provision in this Plan, if at the time an option is otherwise to be granted pursuant to this Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of common stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of Section 424(e) or 424(f) of the Code), if any, then any Incentive Stock Option to be granted to such optionee pursuant to this Plan shall satisfy the requirements of Section 422(c)(7) of the Code, the option price shall be not less than 110% of the fair market value of the Shares determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.
SECTION 9. NON-TRANSFERABILITY.
     No option granted under this Plan and no right under any such option shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option shall be exercisable only by such optionee. No option granted under this Plan or right under any such option may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.
SECTION 10. ADJUSTMENTS.
     If the Committee shall determine that, as the result of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other similar corporate transaction or change in the corporate structure of the Company, adjustments in this Plan and outstanding options would be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under

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this Plan, then the Committee shall make such adjustments in this Plan and outstanding options as it may deem equitable. In the event of any such changes, adjustments shall include, where appropriate, changes in the number and type of Shares subject to this Plan and the number and type of Shares and the price per Share subject to outstanding options.
SECTION 11. INCOME TAX WITHHOLDING; TAX BONUSES.
     (a) In order to comply with all applicable domestic or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the person receiving the option under this Plan, are withheld or collected from such person. In order to assist the recipient in paying all or a portion of the federal, state or local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an option or restricted stock, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the recipient to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such option with a fair market value equal to the amount of such taxes, or (ii) delivering to the Company shares of Common Stock other than Shares issuable upon exercise of such option with a fair market value equal to the amount of such taxes. The fair market value of shares of Common Stock shall be determined in accordance with Section 5. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
     (b) The Committee, in its discretion, shall have the authority, at the time of grant of any option under this Plan or at any time thereafter, to approve cash bonuses to designated recipients to be paid upon their exercise of the option in order to provide funds to pay all or a portion of federal, state or local taxes due as a result of such exercise. The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.
SECTION 12. AMENDMENT AND TERMINATION.
     (a) The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate this Plan at any time; provided, however, that notwithstanding any other provision of this Plan or any option agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval (i) would violate the rules or regulations of any securities exchange that are applicable to the Company; or (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under this Plan.
     (b) The Committee may waive any conditions of or rights of the Company under any outstanding option, prospectively or retroactively. Except as otherwise provided herein or in the option agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding option, prospectively or retroactively, if such action would adversely affect the rights of the holder of such option or restricted stock, without the consent of the holder or beneficiary thereof.

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     (c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any option agreement in the manner and to the extent it shall deem desirable to carry this Plan into effect.
SECTION 13. TIME OF GRANTING.
     The granting of an option pursuant to this Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the person to whom such option is granted. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of such an agreement), shall constitute the granting of an option hereunder.

SECTION 14.	NO RIGHT TO AWARDS; NO GUARANTY OF CONTINUED SERVICE OR FUTURE BENEFITS.
     (a) No person shall have any claim to be granted any option under this Plan, and there is no obligation for uniformity of treatment of employees, directors, consultants, independent contracts or holders or beneficiaries of options under this Plan. The terms and conditions of options need not be the same with respect to any recipient or with respect to different recipients.
     (b) Nothing in this Plan or in any agreement hereunder shall confer on any employee, director, consultant or independent contractor any right to continue in the employ or service of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate any such person’s employment or other services at any time, with or without cause. In addition, the Company or an affiliate may at any time terminate the employment or service of an employee, director, consultant or independent contractor free from any liability or any claim under this Plan or any award or agreement with respect to an option or restricted stock grant hereunder, unless otherwise expressly provided in this Plan or in any such agreement.
     (c) Options shall be granted under this Plan in the sole discretion of the Board of Directors or the Committee and will not form part of the recipient’s salary or entitle the recipient to similar option grants in the future.
SECTION 15. GENERAL PROVISIONS.
     (a) Nothing in this Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (b) The validity, construction and effect of this Plan or any option agreement hereunder, and any rules and regulations relating to this Plan or any option agreement hereunder, shall be determined in accordance with the laws of the State of Minnesota.
     (c) If any provision of this Plan or any option agreement hereunder is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Plan or any option agreement hereunder under any law deemed applicable by the Committee, such

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provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the option agreement hereunder, such provision shall be stricken as to such jurisdiction or option agreement, and the remainder of this Plan or any such agreement shall remain in full force and effect.
     (d) Neither this Plan nor any option hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and a recipient or any other person.
     (e) No fractional Shares shall be issued or delivered pursuant to this Plan or any option hereunder, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     (f) Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision hereof.
SECTION 16. EFFECTIVE DATE AND TERMINATION OF PLAN.
     (a) This Plan shall be effective as of February 8, 2001 (the date of its adoption by the Board of Directors and the shareholders of the Company).
     (b) Unless this Plan shall have been discontinued as provided in Section 12 above, this Plan shall terminate on February 8, 2011. No option may be granted after such termination, but termination of this Plan shall not, without the consent of the recipient, alter or impair any rights or obligations under any option theretofore granted.

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ROCHESTER MEDICAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
Thursday, January 26, 2006
3:30 p.m. CST
Minneapolis Hilton and Towers Hotel
1001 Marquette Avenue
Minneapolis, MN 55403

Rochester Medical Corporation One Rochester Medical Drive Stewartville, MN 55976	proxy

This Proxy Is Solicited On Behalf Of The Management Of The Company

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated December 22, 2005, hereby appoints Anthony J. Conway and David A. Jonas as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all Common Shares of Rochester Medical Corporation held of record by the undersigned on December 5, 2005, at the meeting of shareholders to be held Thursday, January 26, 2006, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, at 3:30 p.m. CST, and any adjournment(s) thereof, and, in their discretion, upon any other matters which may be brought before the meeting.

If no choice is specified, the proxy will be voted “FOR” each item.

See reverse for voting instructions.

1.	Election of Directors:	01 02 03	Darnell L. Boehm Anthony J. Conway Peter R. Conway	04 05	Roger W. Schnobrich Benson Smith	☐	Vote FOR all nominees (except as marked to the contrary)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of Amendment to 2001 Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of directors if a nominee named in the accompanying Proxy Statement is unable to serve or for good cause will not serve. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box	☐	Indicate changes below:

Date

Signature(s) in Box

PLEASE SIGN exactly as name appears at left. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.